UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 10, 2015

Wabash National Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana		47905
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(765) 771-5310

__________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2015, the Board of Directors of Wabash National Corporation (the “Company”), acting upon the recommendation of the Compensation Committee (the “Committee”), adopted the Wabash National Corporation Executive Severance Plan (the “Plan”). The Plan is effective as of January 1, 2016 and has an initial term of three years, ending on December 31, 2018. The term of the Plan will be extended automatically for successive one-year periods beginning on January 1, 2019, unless the Company provides written notice of the termination of the Plan to participants at least six months prior to the end of the then-current term.

The Plan was adopted to provide severance protections to certain executives who are designated by the Committee as eligible to participate in the Plan, including all of the Company’s named executive officers. In order to participate in the Plan, each executive who is designated by the Committee as an eligible employee must agree to the terms and conditions of the Plan by signing a participation agreement and returning it to the Company within 30 days after being designated as an eligible employee. For purposes of determining severance benefits under the Plan, each participant will be designated by the Committee as either a “Tier I” participant (the President and Chief Executive Officer), a “Tier II” participant (including the other named executive officers of the Company) or a “Tier III” participant.

Pursuant to the Plan, a participant whose employment is terminated by the Company without cause (and not as a result of disability or death) would be entitled to receive the following severance benefits:

•	Severance payments equal to a multiple (2 times for the President and Chief Executive Officer, 1.5 times for Tier II participants (including the other named executive officers of the Company), or 1 times for Tier III participants) of the sum of the participant’s annual base salary and target annual incentive opportunity for the year of termination, payable in installments over the applicable severance period;

•	A pro-rated annual cash incentive bonus for the year of termination, based upon actual Company performance through the end of the performance period in which termination occurs;

•	Payment of any annual cash incentive bonus that was otherwise earned for the fiscal year that ended prior to the termination of the participant’s employment, to the extent not previously paid;

•	Subject to the participant’s election of COBRA coverage, payment or reimbursement of the Company’s portion of medical, dental and vision care premiums for a period equal to 24 months, in the case of the President and Chief Executive Officer, 18 months, in the case of Tier II participants (including the other named executive officers of the Company), or 12 months, in the case of Tier III participants;

•	Outplacement services with a cost to the Company not in excess of $30,000; and

•	Each outstanding equity award will be treated as provided in the applicable Company equity plan and award agreement.

For purposes of the Plan, “cause” (as a reason for termination of employment) is defined as provided in a participant’s employment agreement with the Company, if applicable. Otherwise, “cause” generally is defined as: (i) a participant’s willful and continued failure to perform his or her principal duties; (ii) conviction of, or a plea of guilty or nolo contendere to, any misdemeanor involving moral turpitude or dishonesty or any felony; (iii) illegal conduct or gross misconduct which results in material and demonstrable damage to the business or reputation of the Company or an affiliate; (iv) gross negligence resulting in material economic harm to the Company or an affiliate; (v) material violation of the Company’s applicable Code of Business Conduct and Ethics or similar policy; or (vi) a participant’s breach of the restrictive covenants set out in the Plan (as described below).

In order to receive any of the severance benefits described above, a participant must agree to release all claims against the Company and its affiliates. In addition, in order to participate in and receive any severance benefits under the Plan, each participant must comply with covenants not to compete with the Company, not to solicit or interfere with customers of the Company and not to solicit Company employees or contractors, in each case for a period equal to 24 months, in the case of the President and Chief Executive Officer, 18 months, in the case of Tier II participants (including the other named executive officers of the Company), or 12 months, in the case of Tier III participants. Receipt of severance benefits under the Plan is also conditioned upon compliance with confidentiality and non-disparagement restrictions, as well as the return of Company property and cooperation with investigative, administrative, regulatory and judicial proceedings as reasonably requested by the Company.

The Plan is not intended to duplicate any benefits that may be provided under other Company compensation plans and arrangements. As a result, if a participant’s employment is terminated in connection with a change in control of the Company in circumstances that would entitle the participant to severance benefits under the Wabash National Corporation Change in Control Severance Pay Plan (the “Change in Control Plan”), the participant will receive severance benefits only under the Change in Control Plan. Similarly, if a participant’s employment is terminated in circumstances that would entitle the participant to severance benefits under an employment agreement with the Company or an affiliate, the participant will receive severance benefits either under the Plan or under his or her employment agreement, whichever arrangement provides the greater aggregate severance benefits.

The Plan will be administered by the Committee, provided that the Committee may delegate any of its administrative authority to one or more officers of the Company, to the extent permitted by law. The Plan is subject to amendment by the Company.

The foregoing description of the Plan is not complete and is subject to and qualified in its entirety by reference to the Plan, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Wabash National Corporation Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: December 16, 2015	By:	/s/ Jeffery L. Taylor Jeffery L. Taylor Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Wabash National Corporation Executive Severance Plan